ACE HARDWARE CORPORATION

      LIST OF SUBSIDIARIES


                                 STATE/COUNTRY          NAME UNDER WHICH
           SUBSIDIARY          OF INCORPORATION     SUBSIDIARY DOES BUSINESS

Ace Insurance Agency, Inc.         Illinois     Ace Insurance Agency, Inc.

AHC Realty Corporation             Illinois     AHC Realty Corporation

Loss Prevention Services, Inc.     Illinois     Loss Prevention Services, Inc.

A.H.C. Store Development Corp.     Illinois     A.H.C. Store Development Corp.

Ace Hardware Canada Limited         Canada      Ace Hardware Canada Limited

National Hardlines Supply, Inc.    Illinois     National Hardlines Supply, Inc.

Ace Hardware de Mexico, S.A.        Mexico      Ace Hardware de Mexico, S.A.
  de C.V.                                         de C.V.

Ace Hardware Foundation            Illinois     Ace Hardware Foundation

New Age Insurance Ltd.              Bermuda     New Age Insurance Ltd.

Ace Hardware International, Inc.   Barbados     Ace Hardware International, Inc.

Ace Corporate Stores, Inc.         Illinois     Ace Corporate Stores, Inc.